Exhibit 10.4

                        INTERNATIONAL BUSINESS CONTRACT

THIS  CONTRACT  is  made  and  entered  into  as  of  15th  FEB  2008  between:

LEO MOTORS INC -ex: Leozone Inc. (as "PARTY A")
1004-13, Docksan-Dong, Gumcheon-Gu, Seoul, Korea

And

LEO MOTORCARS (THAILAND) CO.,LTD. (as "PARTY B")
999/2 Moo 6 Taparak Rd.,
Teparak, A,Muang, Samutprakan 10270
Thailand


                                   WITNESSETH

Based on preliminary MOU, This International Business Contract (hereinafter referred to as "IBC') is made and entered into as of 15th Feb, 2008 by and between LEO MOTORS INC, a corporation duly organized and existing under the laws of Republic of Korea and having its principal office at 1004-13, Docksan-Dong, Gumcheon-Gu. Seoul, Korea(hereinafter referred to as "PARTY A") and LEO MOTORCARS (THAILAND)CO.,LTD., a corporation duly organized and existing under the laws of Thailand and having its principal office at 999/2 Moo 6 Teparak Rd, Teparak, A. Muang, Samutprakarn 10270 Thailand.(hereinafter referred to as "PARTY B").

WHEREAS, PARTY A engages in the development, manufacture and sale of Electric Vehicles (hereinafter "EV") and possesses certain technical information related to EV; and

WHEREAS, PARTY B currently sales many different models of vehicle and is interested in cooperative relationship with Party A; and

WHEREAS, BOTH PARTIES wish to clarify international business contract with regards to the contents discussed and consented on 15th Feb 2008 and their further business relationship.

NOW, THEREFORE, inconsideration of the foregoing premises and the mutual covenants and conditions contained herein, both parties agree as follows:


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1.  COOPERATION  AND  INVESTMENTS

Leo Motorcars (Thailand ) Co.,Ltd.-LMT has follow: Party B has 51%, Party A has 49% of shares, both parties have 2 executives to be member of Board of Director, and party B will name its CEO. And both parties agree to pay contribution to capital investment of USD 100,000.- each by middle of March 2008. Additional investment terms would be decided later.


The Parties agree to exert all efforts to fulfill their jobs assigned as seen in a table below to implement the Project.

Job Assignment for Party A
--------------------------

- To develop and finish working prototype of 3-wheels Electric Motorcycle (1st Project) by end of March 2008 and delivery to LMT.

-    To help of mass production of 1st Project.

- An offer all the Leo Motors pro ducts and solution parts (Motor , Controller, Charger etc,.) to L MT and also provide technical support and instruction to after sales service technicians.

-    To help homologations in Thail and.


Job Assignment for Party B
--------------------------

- Preparation of a business plan of the Project with cash flow manag ement and import 2units of 3-wheels electric motorcycles and p rocess it's mass production in Thailand (Alloy chassis and PIastic Parts etc,.)

-    To analysis of profitability of the projects and progress sales and export.

- To distribute Leo Motors' Products and open dealers and after sales service centers.

-    To open web-site by end of April 2008.

-    To register and process homologations of products for Thailand

Both Parties will do their best effort to make significant progress.

2. PRODUCTS

Party A and Party B agree to manufacture and sales electric vehicles in Thailand. 1st Project of 3-wheel Electric Motorcycle for Thai police department with price about USD 8,000-. First year sales estimation is 500-units minimum in Thailand.

2nd Project- Development of "Electric TokTok-Bajai Taxi" for Thailand Market and also for International Markets.

Party B can sales all the Leo motors products in Thailand and both companies cooperate new project for Thailand or world.

3. SALES

The LMT will have sole agent-ship for Leo Motors products in Thailand. Both parties will do their best efforts to export products from the LMT.

4. MISCELLANEOUS

     - Both Parties agree to keep in strict confidence and not to disclose or reveal the Confidential Information to anyone other than Relevant Persons on an as needed basis.

     Both Parties agree that this IBC is not intended to be a complete statement of their agreement with respect to the Business cooperation and is not binding upon the Parties.


\s\ Jung Yong Lee                    \s\ Ekasit Kunanantakul
-----------------                    -----------------------
Mr. Jung Yong Lee                    Mr. Ekasit Kunanantakul
Legal Representative                 Legal Representative
Leo Motors Inc.                      Leo Motorcars (Thailand) Co., Ltd.
(THE "PARTY A")                      (THE "PARTY B")

DATE:  15th  Feb  2008               DATE:  15th Feb  2008